Reviv3 Procare Delivers Record Second Quarter Fiscal 2023 Revenue and Earnings

•	Record second quarter 2023 revenues of $6.7 million, up 1,264% year-over-year.

•	Gross profit increased to $5.0 million compared to $0.4 million for the prior year quarter.

•	Net cash generated from operating activities of $2.2 million with a net increase in cash of over $3.6 million for the first six months of 2023.

•	Net income before provisions for income tax of $987,944 compared to $28,201 in the prior year quarter.

LOS ANGELES, January 10, 2023 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (OTCQB: RVIV), an emerging global e-commerce brand for hair care products and hearing protection and enhancement products, today announced its financial and operational results for second quarter of fiscal year 2023.

Second Quarter Fiscal 2023 Financial Summary

The company reported revenues of $6,731,999 in the second quarter of 2023 compared to $493,816 for the prior comparable period representing a 1,264 percent increase, primarily due to the acquisition of the hearing protection and hearing enhancement business.

Cost of sales for the second quarter of 2023 increased to $1,692,965 compared to $112,800 in the prior year quarter. Cost of sales as a percentage of was sales 25 percent compared to 23 percent in the prior comparable period.

Gross profit for the second quarter of 2023 increased to a record $5,039,034 compared to $381,016 in the prior year quarter. Gross profit as a percentage of sales was 75 percent compared to 77 percent for the prior comparable period.

Net cash flows provided by operating activities for the six months ended November 30, 2022 was $2,196,195 compared to $28,060 used in the prior comparable period.

As a result of the above, we reported a net income of $987,944, before provisions for income taxes, compared to $28,201 for the comparable three months in the prior year.

Management Commentary

“We delivered solid results with record second quarter revenues of $6.7 million and earnings before provisions for income tax of $987,944 marking our second consecutive quarter of profitability with revenues exceeding $10 million for the first half of our fiscal year.” commented Chairman and Chief Executive Officer Jeff Toghraie.

“These results reflect the strength of our hearing protection and enhancement products sold under the AXIL brand across our retail network and digital marketing channels. Despite the challenging economic conditions and ongoing supply chain disruptions our team continues to execute our marketing and operational initiatives. Looking ahead, we expect to introduce a number of impactful new products and strategic partnerships to further enhance our ability to expand market share and generate free cash flow in 2023 and beyond.” Concluded Toghraie.

About Reviv3 Procare Company

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a direct-to-consumer marketer of premium hair and skincare products under its in-house Reviv3 Procare brand and hearing enhancement and protection products, including ear plugs, earmuffs and ear buds, under the brand AXIL - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company's website at www.reviv3.com and, for the AXIL brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as "anticipates," "expects," "intends," "plans," “will,” “may,” “should,” “could,” “would,” “guidance,” “outlook,” "confident that" and "believes," among others, generally identify forward-looking statements.

These forward-looking statements are based on currently available information, and management's beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3's ability to grow net sales as anticipated, generate free cash flow, and perform in accordance with guidance; (ii) our ability to generate sufficient revenue to support Reviv3’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives, including integrating the AXIL brand; (iv) Reviv3's ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) Reviv3’s ability to successfully execute its marketing, operational and strategic initiatives, including entering into strategic partnerships or other collaborations, and to expand its market share; (vi) Reviv3’s ability to successfully introduce, and achieve market acceptance of, new products; (vii) the concentration of Reviv3's customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; (viii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Reviv3's product costs and other costs of doing business, and reduce Reviv3's earnings; and (ix) the impact of unstable market and general economic conditions on Reviv3’s business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and other downturns in the business cycle or the economy, including any potential recession. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Media Relations:

Reviv3 PR Team

Tel: 888-638-8883

Email: pr@reviv3.com

www.reviv3.com

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	November 30, 2022	May 31, 2022
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$4,018,170	$373,731
Accounts receivable, net	791,325	105,921
Inventory, net	2,113,678	323,388
Prepaid expenses and other current assets	380,095	-

Total Current Assets	7,303,268	803,040

OTHER ASSETS:
Property and equipment, net	159,627	29,145
Intangible assets, net	421,423	-
Right of use asset	-	45,453
Other assets	20,087	16,277
Goodwill	2,152,215	-

Total Other Assets	2,753,352	90,875

TOTAL ASSETS	$10,056,620	$893,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,322,240	$435,713
Contract liabilities- current	817,606	-
Notes payable	208,688	156,300
Due to related party	136,844	25,452
Other current liabilities	1,450,495	89,538

Total Current Liabilities	3,935,873	707,003

LONG TERM LIABILITIES:
Equipment payable	450	2,200
Contract liabilities- long term	573,483	-

Total Long Term Liabilities	573,933	2,200

Total Liabilities	4,509,806	709,203

Commitments and contingencies	-	-

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 250,000,000 and none shares issued and outstanding as of November 30 and May 31, 2022, respectively	25,000	-
Common stock, $0.0001 par value: 450,000,000 shares authorized; 116,556,165 and 41,945,881 shares issued, issuable and outstanding as of November 30 and May 31, 2022, respectively	11,656	4,195
Additional paid-in capital	9,899,298	5,472,084
Accumulated deficit	(4,389,140)	(5,291,567)

Total Stockholders’ Equity	5,546,814	184,712

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,056,620	$893,915

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2022 AND 2021

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	November 30,	November 30,	November 30,	November 30,
	2022	2021	2022	2021

Sales	$6,731,999	$493,816	$10,969,357	$1,333,088

Cost of sales	1,692,965	112,800	2,647,669	476,696

Gross profit	5,039,034	381,016	8,321,688	856,392

OPERATING EXPENSES:
Marketing and selling expenses	3,098,898	269,051	5,076,874	620,673
Compensation and related taxes	509,339	777	790,027	11,608
Professional and consulting expenses	213,205	55,686	679,655	119,554
General and administrative	232,597	60,739	590,736	124,268

Total Operating Expenses	4,054,039	386,253	7,137,292	876,103

INCOME (LOSS) FROM OPERATIONS	984,995	(5,237)	1,184,396	(19,711)

OTHER INCOME (EXPENSE):
Gain on debt settlement	-	35,000	50,500	35,000
Interest income	4,704	7	6,541	18
Interest expense and other finance charges	(1,755)	(1,569)	(3,213)	(3,145)

Other Income (Expense), Net	2,949	33,438	53,828	31,873

INCOME BEFORE PROVISION FOR INCOME TAXES	987,944	28,201	1,238,224	12,162

Provision for income taxes	261,044	-	335,797	-

NET INCOME	$726,900	$28,201	$902,427	$12,162

NET INCOME PER COMMON SHARE:
Basic	$0.01	$0.00	$0.01	$0.00
Diluted	$0.00	$0.00	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,226,893	41,945,881	108,779,476	41,945,881
Diluted	368,933,486	41,945,881	341,429,203	41,945,881